Exhibit 99.1

Northern Oil and Gas, Inc. Enters into a New Five Year $750 Million Senior Secured Credit Facility

MINNEAPOLIS, MINNESOTA – October 5, 2018—Northern Oil and Gas, Inc. (NYSE American: NOG) today announced that it has closed an agreement with Royal Bank of Canada, as administrative agent, and a syndicate of lenders under a new $750 million first lien revolving credit facility (the “new credit facility”). RBC Capital Markets, ABN AMRO, Capital One, Citizens Bank and Wells Fargo Securities are the joint lead arrangers and joint book runners. The new credit facility matures in October 2023.

The new credit facility has an initial borrowing base of $425 million, with the next redetermination scheduled for April 1, 2019. Northern has drawn $50 million of borrowings at closing. Northern applied a portion of the initial proceeds, together with the net proceeds of its previously announced offering of senior secured second lien notes, towards the repayment and retirement of its term loan credit facility led by TPG Sixth Street Partners.

MANAGEMENT COMMENT

“The closing of our new credit facility is a huge leap forward for the Company’s financial flexibility and overall cost of capital,” commented Northern’s Chief Financial Officer, Nick O’Grady. “We would like to thank TPG Sixth Street Partners for their invaluable commitment over the past year, which has been instrumental to the enormous strides the Company has made. With their help, Northern has executed on over a half billion dollars in acquisitions, vastly improved our credit metrics and dramatically improved our share price.”

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Northern’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern’s properties, Northern’s ability to acquire additional development opportunities, changes in Northern’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products, services and prices.

Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. Northern does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Nicholas O’Grady

Chief Financial Officer

(952) 476-9800

ir@northernoil.com

Source: Northern Oil and Gas, Inc.